UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-8519

Ohio	31-1056105
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cincinnati Bell Inc ( NYSE: CBB ) announced that Gary Wojtaszek has been named President of CyrusOne and that Kurt Freyberger will become Chief Financial Officer of the Company effective August 5, 2011. With his resignation as Chief Financial Officer effective August 5, 2011, Wojtaszek will devote his full time and attention to overseeing all aspects of operations, sales, marketing and customer care for the integrated data center operations doing business under the CyrusOne brand as the Company seeks to position itself to grow this segment of its business and achieve its goal of becoming the premier provider of such services to the Fortune 1000 companies.

In addition, Wojtaszek was appointed as a member of the Company's board of directors on July 29, 2011. The Board has not appointed Mr. Wojtaszek to any Board committees.

For information regarding Mr. Wojtaszek's compensation arrangements, please refer to the Company's definitive proxy statement filed on March 18, 2011.

Also effective August 5, 2011, the Board of Directors appointed Mr. Kurt A. Freyberger to succeed Mr. Wojtaszek in the position of Chief Financial Officer of the Company. Since March 1, 2011, Mr. Freyberger has served as division chief financial officer of the Company's Communications group. Prior to that, Mr. Freyberger served as Vice President, Investor Relations and Controller of the Company from May 2009 to March 2011 and as Vice President and Controller of the Company from March 2005 to May 2009.

In connection with Mr. Freyberger's appointment as Chief Financial Officer, the Company entered into an Amended and Restated Employment Agreement (the “Agreement”) with Mr. Freyberger effective as of August 5, 2011. Mr. Freyberger's Agreement provides for the employment and retention of Mr. Freyberger as Chief Financial Officer for a one-year term subject to automatic one-year extensions. The Agreement increases Mr. Freyberger's (i) base salary to $335,000 per annum and his annual bonus target to 100% of base salary, and (ii) his severance payment if he is terminated by the Company for reasons other than a change in control or cause to two times his annual base salary. The foregoing summary of the Agreement is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of the Company's press release announcing the above changes is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits

10.1    Amended and Restated Employment Agreement between Mr. Freyberger and the Company effective as of August 5, 2011.

99.1    Press Release dated August 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Dated: August 4, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Mr. Freyberger and the Company effective as of August 5, 2011
99.1	Press Release date August 4, 2011